Exhibit 10.1

SEPARATION, WAIVER AND GENERAL RELEASE AGREEMENT

THIS IS A LEGAL DOCUMENT

READ IT CAREFULLY BEFORE CHOOSING WHETHER OR NOT TO SIGN IT!

This Separation, Waiver and General Release Agreement (referred to as the or this “Agreement” or “Release”) is made and entered into this 31st day of October, 2015 (“Effective Date”), by and between Eugene DeFelice (referred to herein as “You,” or “Releasor”) and HMS Holdings Corp.  For purposes of this Agreement, the term “Company” shall refer to HMS Holdings Corp. and its direct and indirect subsidiaries, corporate affiliates, and their respective successors and assigns.  The Company, together with its past and present parents, subsidiaries, affiliates, shareholders, owners, partners, members, officers, directors, representatives, employees, agents, counsel, successors and assigns, benefit plans, benefit plan trustees and administrators are referred to collectively herein as the “Releasees.”  You and the Releasees shall be referred to collectively herein as the “Parties” and individually as a “Party.”

WHEREAS, you have had responsibility for a number of significant matters, some of which are pending;

WHEREAS, you have advised the Company that you desire to voluntarily resign your position to pursue other endeavors effective November 15, 2015 (the “Separation Date”);

WHEREAS, the Company has determined it is in its best interest to provide you consideration for ongoing specified transition and cooperation assistance, as well as to provide economic incentives to secure certain ongoing post-employment restrictive covenants; and

WHEREAS, notwithstanding the end of your employment with the Company, the Company desires to offer you this Agreement in exchange for certain agreements, warranties, representations and releases on your part contained in this Agreement;

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties agree as follows:

1.                                      Nature of Agreement and Non-Admission of Liability

This is an agreement of settlement and compromise, and by entering into this Agreement none of the Parties agree or concede in any manner whatsoever that they violated any law or statute of any jurisdiction, breached any duty, responsibility or contract, or acted improperly in any manner. It is understood and agreed that nothing in this Agreement shall be interpreted or construed as the admission of any wrongdoing by the Parties or the Releasees or by any person or entity acting for or on behalf of any or all of the Releasees.

2.                                      No Further Monies are Due to You; Non-Waiver of Certain Rights

Other than the monies to be paid pursuant to paragraph 3 and the express exclusions from the Release at Paragraph 5.A., there are no other monies that you claim are owed to you which relate in any way to your employment with the Company.  This includes, but is not limited to, salaries, bonuses, commissions, or wages, but does not include the express exclusions in paragraph 5A of this Agreement.  You further understand that your receiving the consideration set forth in this Agreement is conditional upon your signing this Agreement.  Nothing herein shall be construed or interpreted in any way to: (a) limit or deny your right to receive any vested employee benefit under a plan of the Company for which you were or are a participant; (b) alter your right to elect continued coverage of benefits pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”) or any state equivalent law; or (c) limit your ability to seek and/or collect unemployment insurance benefits (assuming you otherwise qualify for such benefits).

3.                                      Consideration

A.                                    Provided that you have signed and returned this Agreement as set forth below, and have not revoked your signature on this Agreement (as discussed in Paragraph 17), the Company shall (on behalf of the Releasees) provide you with the following after your termination of employment:

(i)                                     Payment of an amount equal to two (2) times your annual base salary, paid to you in bi-weekly payments, beginning on the first full payroll period after the termination of your employment or the expiration of the revocation period set forth in this Agreement, whichever is later.  The foregoing payments will be made on the Company’s normal payroll cycle in accordance with the Company’s regular payroll practices, and are subject to all statutory deductions required by federal, state and/or local law.  Payments will be reported on a tax form 1099.

(ii)                                  Payment of an amount equal to two (2) times your Target Annual Bonus, paid one half on May 16, 2016 and one half on May 16, 2017.  The foregoing payments will be subject to all statutory deductions required by federal, state and/or local laws.  Payments will be reported on a tax form 1099.

(iii)                               Upon request, the Company will provide you or third parties with written and oral references from William Lucia (or, if he is no longer employed by or on the Board of the Company, by a board member as reasonably agreed upon by you and the Company) in a form to be agreed to between the Parties.  To the extent William Lucia (or the aforesaid board member) receives requests for oral references, he will respond solely in a manner consistent with the mutually agreed written reference and non-disparagement provision of this Agreement.  Additionally, at your request, the Company’s Executive Vice President, Chief Administrative & Human Resources Officer will provide, or direct a Human Resources designee to provide, confirmation of your dates of employment, compensation, title and effective date of your voluntary resignation to requestors.

(iv)                              The Company will pay you a lump sum amount equal to the difference between the COBRA coverage premium for the same type of medical, dental and vision coverage (single, family or other) in which you are enrolled as of the Separation Date and your employee contribution, which represents the amount the Company would allocate for such coverage had your coverage remained active for eighteen (18) months.  This payment will be taxable and subject to any required withholding.  You will be responsible for ensuring the timely payment of your COBRA coverage premiums should you elect and qualify for such coverage.  This payment will be made within ten (10) days of expiration of the revocation period set forth in this Agreement.

(v)                                 Notwithstanding any provision in this Agreement, you shall be permitted to continue to vest in any unvested equity awards as though you remained actively employed through March 31, 2017, subject to satisfaction of the other terms and conditions in your equity awards and the controlling plans.

B.                                    Even if you choose not to sign this Agreement, or if you sign this Agreement and then revoke your signature (as explained below), you will still be paid your regular salary through the Separation Date and your accrued but unused calendar year 2015 PTO, if any.

4.                                      Return of Company Property

On or before the Separation Date, you shall return to the Company all Company property in your possession, custody or control, including all keys, files, records, equipment (including computer hardware, software, printers, wireless handheld devices, cellular phones, etc.), and Company Confidential Information (as defined in Paragraph 10) and have left intact with, or delivered intact to, the Company all electronic Company documents, including those that you developed or helped to develop during your employment, none of which you will retain in any form or medium.  To the extent you maintain electronic copies of any Company documents or material, you will provide copies of all such material to the Company, delete all remaining copies of such material in your possession in a manner that renders them reasonably no longer accessible to you, and provide written certification to the Company stating that you have deleted such materials and that you do not have any remaining Company property in your possession.

5.                                      Releases

A.                                    In exchange for the consideration provided by the Company under the terms of this Agreement in Paragraph 3.A, you irrevocably and unconditionally release and discharge the Releasees jointly and severally, from any and all debts, claims, liabilities, demands and causes of action of every kind, nature and description against the Company, in law, or in equity, which against the Releasees, you, your heirs, executors, administrators, successors and assigns ever had, now have or hereafter can, shall or may have for, upon or by reason of any matter, cause or thing whatsoever, from the beginning of time to the date you sign this Agreement.  You represent that you have not assigned or otherwise transferred any interest in any claim that is the subject of this Agreement.

This Release covers, without limitation, any claims of harassment (including without limitation sexual harassment) and/or discrimination on the basis of sex, sexual orientation, gender identification, pregnancy, disability (including claims concerning a history or record of a disability, predisposing genetic condition, and claims that you were regarded as having a disability), handicap, genetic information, race, color, religion, creed, national origin, ancestry, age, citizenship, ethnic characteristics, marital status or military/veteran status and also includes, no matter how denominated or described, any claims under any federal, state or local law, statute, rule, regulation, ordinance or executive order of discrimination and/or retaliation and non-payment of wages, bonuses, commissions or other compensation, including, without limitation, the Age Discrimination in Employment Act of 1967, the Older Workers Benefit Protection Act, the Employee Retirement Income Security Act of 1974 (“ERISA”), Title VII of the Civil Rights Act of 1964, The Civil Rights Act of 1866, The Civil Rights Act of 1991, the Rehabilitation Act of 1973, Executive Order 11246, Executive Order 11141, the Genetic Information Nondiscrimination Act of 2008, the Americans with Disabilities Act of 1990, the Family and Medical Leave Act, the Occupational Safety and Health Act (“OSHA”), the Worker Adjustment and Retraining Notification Act, the Fair Credit Reporting Act, the Texas Labor Code Annotated § 21.001 et seq. (Texas civil rights law), the Texas Labor Code Annotated § 21.055 et seq. (Texas whistleblower protection law), the Texas Commission on Human Rights Act, the Texas Law on Communicable Diseases and including without any limitation any claims of wrongful or tortious discharge or termination, breach of contract, breach of the implied covenant of good faith and fair dealing, written or oral, express or implied, breach of promise, public policy, negligence, intentional infliction of emotional distress, negligent infliction of emotional distress, assault, battery, false imprisonment, defamation, libel, slander, invasion of privacy, impairment of economic opportunity, loss of business opportunity, fraud, misrepresentation, and whistleblower activities, and any claim or damage arising out of your employment with and/or separation from the Company (including a claim for retaliation) under any common law theory or any federal, state or local law, statute, rule, regulation, ordinance or executive order not expressly referenced above.

This Release does not apply to any claims or rights that may arise after the date you sign this Release.  Excluded from this Release are any claims which cannot be waived by law, including but not limited to, the right to participate in an investigation conducted by certain government agencies.  You do, however, waive your right to any monetary recovery from the Company or the Releasees should any entity or agency (such as the Equal Employment Opportunity Commission) pursue claims on your behalf.  You represent and warrant that you have not filed any complaint, charge, or lawsuit against the Company with any government agency or any court.

You agree never to sue the Company in any forum for any claim covered by the above waiver and release language, except that you may bring a claim under the ADEA to challenge this Release.  If you violate this Release by suing the Company, other than under the ADEA or as otherwise set forth above, you shall be liable to the Company for its reasonable attorneys’ fees and other litigation costs incurred in defending against such a suit.  Nothing in this Release is intended to reflect any party’s belief that your waiver of claims under ADEA is invalid or unenforceable, it being the interest of the Company and you that such claims are waived.

The Parties intend this Release to be construed and interpreted to the fullest extent permitted by law as a general release.  The terms of this Agreement are accepted by you as full and complete resolution, accord and satisfaction of any and all claims, demands or grievances you have made against, and/or could have made against any of the Releasees.

Expressly excluded from this Release are any cost, expense or claim arising out of the Indemnification Agreement you signed with the Company on or about July 31, 2014 (“Indemnification Agreement”), any reasonable and necessary ordinary course HMS business expenses which you have incurred and which the Company shall promptly pay upon presentation by you consistent with Company policy, the continued vesting of equity awards as described in Paragraph 3.A.(v) of this Agreement, and any accrued but unpaid salary and PTO payable as described in Paragraph 3.B of this Agreement.

B.                                    In exchange for the consideration provided by you under the terms of this Agreement, the Company irrevocably and unconditionally releases and discharges you and your heirs, executors, administrators, successors and assigns, jointly and severally, from any and all debts, claims, liabilities, demands and causes of action of every kind, nature and description, in law or in equity, which the Company ever had, now has or hereafter can, shall or may have for, upon or by reason of any matter, cause or think whatsoever, from the beginning of time to the date the Parties sign this Agreement, with the exception that the Company has not released, and this Paragraph shall not apply to, any claim or right arising from intentional acts of misconduct by you, including any violations of law.  The Company warrants and represents that it is not now aware of any claim arising from such intentional act of misconduct.  The Company represents that it has not assigned or otherwise transferred any interest in any claim that is the subject of this Paragraph.  Further, nothing in this Paragraph shall void or alter the Parties’ rights or benefits pursuant to the Indemnification Agreement.

6.                                      Acknowledgements

You acknowledge and agree that you have not resigned your employment with the Company due to any disagreement with the Company on any matters relating to the Company’s operations, policies, or practices.  You certify that you have not reported to any government authority or other entity any such healthcare compliance concerns, issues, and/or violations or potential violations, which remain unanswered or unresolved.

7.                                      Non-Waiver or Release of Subsequent Rights or Claims

Nothing contained herein is intended to or shall constitute a waiver or release of any rights or claims that arise after the date the Parties sign this Agreement.  Likewise, nothing contained herein is intended to or shall constitute a waiver or release of any rights or claims that arise after you sign the Affirmation.

8.                                      Representations and Warranties

As a material part of this Agreement, you make the following representations and warranties:

A.                                    You have not commenced or asserted an administrative Charge or Complaint, and have not commenced or asserted and shall not commence or assert any lawsuit, arbitration, claim or legal proceeding, against any or all of the Releasees that is designed to remedy or seek redress for any right or rights waived and/or released by this Agreement.

B.                                    Except to the extent this Agreement is publicly filed by the Company and as provided in this Paragraph, the Parties agree to keep confidential all information relating to this Agreement, including its negotiation, terms and existence.  You may communicate or publish any information relating to this Agreement to your immediate family (defined herein as parents, siblings, parents-in-law, spouse, domestic partner or children), legal and financial representatives, and tax preparer.  Before such information is disclosed by you to any such person(s), however, you shall advise such person(s) that the information they will receive is to be kept confidential, and such person(s) must agree to maintain the confidentiality of the information they receive.  The Company may communicate or publish information related to this Agreement to those employees and individuals (including its outside counsel) who have a legitimate business need to know such information.  Before such individuals are provided with this information, they must be advised that the information must be kept confidential and any such person(s) receiving the information must agree to maintain it in a confidential manner. In addition, the Company may communicate or publish information related to this Agreement to the extent required by law or legal process.

9.                                      Non-Disparagement

A.                                    You will not make or cause to be made or published any statement, written or oral, directly or indirectly, which is intended to or has the effect of having any negative impact on the Company, its business or reputation in the marketplace or otherwise.  Notwithstanding the foregoing sentence or any other provision of this Agreement, nothing herein prohibits you from voluntarily communicating in the future, without notice to or approval by the Company, with any government agency about a potential violation of a law or regulation or testifying truthfully if compelled to do so in any legal proceeding.

B.                                    The Company agrees that it will not issue any press release or other official statement, and Company Designated Individuals will not make or cause to be made or published, whether in writing or orally, directly or indirectly, any false, disparaging or derogatory statements to any person or entity, including any media outlet, about you, including, without limitation your service with or separation from the Company. Notwithstanding the foregoing sentence or any other provision of this Agreement, nothing herein prohibits the Company or any Company Designated Individual from voluntarily communicating in the future, without notice to or approval by you, with any government agency about a potential violation of a law or regulation or testifying truthfully if compelled to do so in any legal proceeding or from truthfully disclosing this Agreement and its terms to shareholders pursuant to Paragraph 19.  “Company Designated Individuals shall include the members of the Company’s Board of Directors, the Company’s Section 16 officers, the Company’s Chief Security Officer, and the Company’s Chief Compliance Officer.

C.                                    In the event that a Party violates the provisions of this Paragraph 9, the other Party shall be entitled, in addition to and without waiving any other rights it may have, to respond to such disparaging statement without regard to the obligations and restrictions set out in this Paragraph.

10.                               Confidentiality

You acknowledge that as a condition of your employment with the Company, you previously entered into a Noncompetition, Nonsolicitation, Proprietary and Confidential

Information and Developments Agreement, on February 26, 2014 (the “Non-Solicitation Agreement”), a copy of which is being provided to you with this Agreement, and the provisions of which are incorporated herein by reference.  You agree that the terms of the Non-Solicitation Agreement shall continue by their own terms in full force and effect.  You agree that the terms of the Non-Solicitation Agreement are reasonable and the consideration set forth in this Agreement shall also be considered additional consideration for the ratification of the Non-Solicitation Agreement.  In addition, by an Acknowledgement of Corporate Compliance you previously signed and provided to the Company, a copy of which is being provided to you with this Agreement and the provisions of which are incorporated herein by reference, you have acknowledged your duty to keep confidential Protected Health Information within the meaning of federal HIPAA regulations, including but not limited to any patient-specific information derived from medical or financial records or from electronic data files used in Company’s business operations (the “Acknowledgement of Corporate Compliance Statement” or the “Acknowledgement”).  Under the terms of this Agreement, these continuing confidentiality obligations to the Company survive the execution of this Agreement.  Your adherence to the terms of the Non-Solicitation Agreement and the Acknowledgment is important to the Company’s business and we encourage you to familiarize yourself with the provisions of the Non-Solicitation Agreement and the Acknowledgement as your violation of these confidentiality obligations may subject you to liability.

In addition, and in consideration of the benefits provided under this Agreement, you agree that the non-solicitation and non-competition obligations you have set forth in the Non-Solicitation Agreement shall be extended and remain in effect for a period of two (2) years following the Effective Date of this Agreement.

You further acknowledge and agree that you have a common law duty of confidentiality to the Company that prevents you from using the Company’s confidential information during or after employment, except on the Company’s behalf.  You agree that will not disclose to any person or entity any Confidential Information relating to the Company or its past or present partners, shareholders, owners, officers, directors or employees.  For the purposes of this Agreement, the term Confidential Information shall mean information not in the public domain relating to the Company’s past or present clients, business processes or methods, its trade secrets, marketing, promotional, public relations or other plans, or other information involving the Company; the Company’s financial, payroll or wage information; or any personal matters of any partner, shareholder, owner, officer, director or employee of the Company.

Nothing in this Agreement, including without limitation Paragraph 9 or this Paragraph, shall be construed to prevent you, the Company, or any of the Releasees from testifying truthfully, under oath, about any matter, if required to do so in any legal proceeding, nor shall anything in this Agreement be construed to limit your, the Company’s or any of the Releasees’  right to participate or cooperate in any investigation conducted by any Federal, State or Local agency, even if the subject matter of the investigation concerns a right, claim or matter waived or released by this Agreement.  To the extent permitted by law, you agree that you shall not participate in any financial settlement or recovery obtained by such agency(ies) and shall assign any such settlement or recovery to the Company.

11.                               Construal of Release Provision

Nothing in this Agreement shall be construed to release or waive any claim that may not be released or waived by law.

12.                               Obligations Regarding Contact with Company Employees

You understand and agree that you shall not after your Separation Date contact or communicate with employees of the Company regarding Company business, including your former responsibilities and activities and the circumstances regarding your separation, other than with the Company’s Chairman and CEO, the Company’s Executive Vice President, Chief Administrative & Human Resources Officer, or a member of the Company’s Human Resources department, or the Chair of the Company’s Compliance or Audit Committees with regard to the subject matter of this Agreement.  Nothing herein shall preclude you from discussing in general terms with third parties your duties and responsibilities while at the Company, subject to the other provisions, conditions and requirements in this Agreement.

13.                               Cooperation.

Following the Separation Date, you agree to cooperate with reasonable requests by the Company in regard to the transition of the business matters you handled on behalf of the Company.  You agree to reasonably cooperate with the Company and its counsel in the defense or prosecution of any claims or actions now in existence or which may be brought in the future by third parties against or on behalf of the Company which relate in any way to events or occurrences that transpired while you were employed by the Company.  Your cooperation in connection with such claims or actions will include, but not be limited to, being reasonably available to meet with the Company’s counsel upon reasonable notice (provided it does not conflict with requirements by any future employer or future employment) to prepare for discovery, trial, or any legal proceeding, and to act as a witness on behalf of the Company at mutually convenient times.  The Company will reimburse you for reasonable, out-of-pocket costs and expenses, including but not limited to costs and expenses attendant to travel and associated costs, any loss of pay or wages attendant to any future employment (but not including compensation for your time) that you incur in connection with your obligations under this Paragraph of the Agreement, to the extent permitted by law.  Provided, however, that notwithstanding the foregoing, requests by the Company for any such cooperation under this Paragraph 10 shall be limited to the extent reasonably possible including, without limitation, so as not to unreasonably interfere with your future employment, such cooperation shall not unreasonably cause you to incur unreimbursed personal costs or expense, and such cooperation shall not diminish or alter the Parties’ rights and obligations under your Indemnification Agreement dated July 31, 2014.

14.                               Remedy in the Event of a Breach

In the event of any breach of this Agreement, the Parties shall retain all rights to pursue legal and equitable remedies to: (a) enforce the terms of this Agreement, and/or (b) seek damages for any breach.  In addition, in the event of any beach of this Agreement or the Non-Solicitation Agreement incorporated by reference by Paragraph 10, in addition to and without limiting any other available remedies, the Company’s obligation to make any remaining payments or provide any additional benefits under Paragraph 3.A. of this Agreement shall immediately end.  In the event of any proceeding to enforce a breach of this Agreement, the prevailing party shall recover his or its attorneys’ fees and costs incurred in connection with such proceeding.

15.                               Additional Representations

By signing this Agreement, you further acknowledge and agree that:

A.                                    you will have a period of twenty-one (21) calendar days from the date you receive this Agreement to review and decide whether or not to sign it, any or all of which period you may waive (provided that you may not sign this Agreement until after the close of business on the Separation Date);

B.                                    you are hereby advised to consult with an attorney before executing this Agreement;

C.                                    you have carefully read and understand the terms of this Agreement, and have had a full and fair opportunity to review this Agreement with an attorney of your choice;

D.                                    you have signed this Agreement freely and voluntarily and without fraud, duress or coercion and with full knowledge and understanding of its terms and of its significance and consequences and of the rights relinquished, surrendered, released and discharged hereunder; and,

E.                                    the only consideration for signing this Agreement are the terms stated herein and no other promise, agreement or representation of any kind has been made to you by any person or entity whatsoever to cause you to sign this Agreement.

16.                               Manner of Acceptance

In order to accept the terms of this Agreement, you must return a signed copy to the Company (at the address set forth in Paragraph 18 hereof) no later than the twenty-first (21st) calendar day after the date you receive this Agreement.  In the event a timely acceptance is made, and you do not revoke your signature pursuant to Paragraph 17, the Company shall provide the consideration described in paragraph 3.A.

In the event the twenty first (21st) day falls on a Saturday, Sunday or on a day that the Company’s office is closed, your time to accept the terms of this Agreement shall be extended until the next regular business day that the Company’s office is open.

If you do not revoke your signature to the Agreement, the eighth day after your date of acceptance will be the effective date of this Agreement.

17.                               Right to Revoke

You may revoke your signature (thereby rescinding your acceptance of the terms of this Agreement) within seven (7) calendar days from the date on which you sign this Agreement.  If the seventh (7th) day falls on a Saturday, Sunday or on a day that the Company’s office is closed, your time to revoke your signature shall be extended until the next regular business day that the Company’s office is open.  In the event you wish to revoke your signature you must give written notice to that effect pursuant to Paragraph 18 hereof.  If your signature on this Agreement is timely revoked, or if the Agreement is not timely signed and returned to the Company, this Agreement shall be null, void and of no effect, and you shall not be entitled to any of the consideration described in paragraph 3.A.

18.                               Addresses for Notices

Any notice required pursuant to this Agreement shall be sent via registered mail, return receipt requested, or overnight mail with delivery confirmation to the following addresses:

If to the Company:  HMS, 5615 High Point Drive, Irving, Texas 75038, Attention: Chief Executive Officer.

If to You:  Eugene V. DeFelice, 1506 Coventry Lane, Southlake, Texas 76092.

Any Notice sent in accordance with this paragraph shall be deemed effective upon receipt.  Notwithstanding anything to the contrary contained herein, at any time after the execution of this Agreement any Party may modify the address(es) to which it desires notices to be sent by advising the other, in writing as provided in this paragraph.  Such modification shall be deemed effective on receipt.

19.                               Public Reporting

The Company may disclose this Agreement and its terms consistent with its public reporting obligations, including by filing a Form 8-K disclosure with the Securities and Exchange Commission.  Such disclosure will reflect that you have voluntarily resigned your employment with the Company to pursue other professional opportunities.

20.                               General Legal Matters

A.                                    The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision hereof.  In the event any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, unlawful or unenforceable, it shall be severed from the Agreement and the Court shall be permitted to redraft the language so as to conform the severed language to the Parties’ intent.  If any provision, or portion thereof, of this Agreement is determined to be invalid under applicable statute or rule of law, only such provision, and only to the extent determined to be invalid, shall be deemed omitted from this Agreement, the remainder of which shall remain in full force and effect.  In the event the general release provisions of this Agreement are determined to be invalid, you shall immediately execute a modified general release that is valid that shall be effective as of the date this Agreement becomes effective.

B.                                    This Agreement reflects the entire agreement among the Parties relating to the matters set forth herein and relating to your employment.  With the exception of the agreements described in Paragraph 10, any Non-Qualified Stock Option/Restricted Stock Unit Agreement that you may have received during your employment, and the Indemnification Agreement, which agreements shall remain in full force and effect, there are no other agreements, understandings, promises or commitments among the Parties.  This Agreement has been negotiated, drafted and reviewed by the Parties and/or their designated counsel.  No language herein shall be construed for or against the interests of any Party on the ground that either Party was the proponent or draftsperson thereof.  This Agreement may not be changed unless the change is in writing and signed by you and the Company.

C.                                    This Agreement will be governed by and construed as a sealed instrument under and in accordance with the laws of the State of Texas without regard to conflicts of law provisions.  Any action, suit or other legal proceeding that is commenced to resolve any matter arising under or relating to any provision of this Agreement must be commenced only in a court of the State of Texas (or, if appropriate, a federal court located within the State of Texas) and the Company and you each consents to the jurisdiction of such a court.  With respect to any such court action, the Company and you (a) submit to the personal jurisdiction of such courts; (b) consent to service of process by the means specified under Paragraph 18; and (c) waive any other requirement (whether imposed by statute, rule of court, or otherwise) with respect to personal jurisdiction, inconvenient forum, or service of process.  The Company and you each hereby irrevocably waives any right to a trial by jury in any action, suit or other legal proceeding arising under or relating to any provision of this Agreement.

D.                                    Paragraph headings used in this Agreement are for informational purposes only and shall not be construed or interpreted as part of this Agreement.  Usage of the singular shall include the plural and vice versa.  Use of male pronouns shall be read to include the female and vice versa.

E.                                     This Agreement is intended to comply with Section 409A of the Internal Revenue Code (the “Code”), if and to the extent applicable, and will be interpreted and applied in a manner consistent with that intention. Toward that end, unless permitted sooner by Section 409A of the Code, severance amounts otherwise payable within six-months after termination of employment will be deferred until and become payable on the first day of the seventh month following termination of employment.  Further, to the extent Section 409A of the Code is applicable, the phrase “termination of Employment” shall have the same meaning as a “separation from service” as defined in Section 409A of the Code and its accompanying regulations.  Under no circumstances may the time or schedule of any payment made or benefit provided pursuant to this Agreement be accelerated or subject to a further deferral except as permitted or required pursuant to regulations and other guidance issued pursuant to Section 409A of the Code.  Releasor shall not have any right to make any election regarding the time or form of any payment due under this Agreement.  Further, Releasor shall remain solely responsible for any adverse tax consequences imposed upon him by Section 409A of the Code, if any.  Releasor acknowledges that he has been advised to obtain independent legal, tax or other counsel in connection with Section 409A of the Code.  Each payment under this Agreement is intended to be a “separate payment” and not a series of payments for purposes of Section 409A of the Code.

Any payments or reimbursements of any expenses provided for under this Agreement shall be made in accordance with Treas. Reg. § 1.409A-3(i)(1)(iv).

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I hereby provide this Separation, Waiver and General Release Agreement as of the date set forth below and acknowledge that my execution of this Separation, Waiver and General Release Agreement is in further consideration of the separation benefits that I acknowledge I would not be entitled to if I did not sign it.  I intend this Separation, Waiver and General Release Agreement to become a binding agreement between the Company and me if I do not revoke my acceptance within seven (7) days of the date set forth next my signature below.

RELEASOR:

/s/ Eugene V. DeFelice	October 31, 2015
Eugene V. DeFelice	Date

FOR THE COMPANY:

/s/ William C. Lucia
By: William C. Lucia
Chairman of the Board and Chief Executive Officer